Exhibit A

TRANSACTIONS SINCE THE MOST RECENT FILING

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Issuer since the most recent filing of Schedule 13D on February 21, 2020:

Account	Date of Transaction	Transaction Type (Purchase or Sale)	Shares	Price
IVAGF	2/24/2020	Purchase	698	$33.48
WORLD	2/24/2020	Purchase	13,621	$33.48
Managed Accounts	2/24/2020	Purchase	5,681	$33.48
IVAGF	2/25/2020	Purchase	2,756	$32.95
WORLD	2/25/2020	Purchase	53,796	$32.95
SICAV	2/25/2020	Purchase	4,616	$32.95
Managed Accounts	2/25/2020	Purchase	22,440	$32.95
IVAGF	2/25/2020	Purchase	949	$32.96
WORLD	2/25/2020	Purchase	18,535	$32.96
Managed Accounts	2/25/2020	Purchase	7,733	$32.96
IVAGF	2/26/2020	Purchase	4,748	$32.43
WORLD	2/26/2020	Purchase	92,689	$32.43
SICAV	2/26/2020	Purchase	7,953	$32.43
Managed Accounts	2/26/2020	Purchase	38,665	$32.43
IVAGF	2/27/2020	Purchase	2,962	$30.93
WORLD	2/27/2020	Purchase	57,834	$30.93
SICAV	2/27/2020	Purchase	4,963	$30.93
Managed Accounts	2/27/2020	Purchase	24,125	$30.93
IVAGF	2/28/2020	Purchase	328	$29.69
WORLD	2/28/2020	Purchase	6,761	$29.69
SICAV	2/28/2020	Purchase	1,863	$29.69
Managed Accounts	2/28/2020	Purchase	2,295	$29.69
IVAGF	2/28/2020	Purchase	4,854	$30.15
WORLD	2/28/2020	Purchase	99,776	$30.15
SICAV	2/28/2020	Purchase	14,871	$30.15
Managed Accounts	2/28/2020	Purchase	36,419	$30.15
Managed Account	3/2/2020	Sale	33,153	$30.62
IVAGF	3/2/2020	Purchase	4,045	$30.61
WORLD	3/2/2020	Purchase	83,157	$30.61
SICAV	3/2/2020	Purchase	12,394	$30.61
Managed Accounts	3/2/2020	Purchase	30,353	$30.61
IVAGF	3/3/2020	Purchase	258	$30.79
WORLD	3/3/2020	Purchase	5,314	$30.79
SICAV	3/3/2020	Purchase	792	$30.79
Managed Accounts	3/3/2020	Purchase	1,940	$30.79
Managed Account	3/3/2020	Sale	88,920	$30.40